UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 4, 2015

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.
001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 8.01 OTHER EVENTS.

On June 4, 2015, Wisconsin Energy Corporation (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $300,000,000 aggregate principal amount of 1.65% Senior Notes due June 15, 2018, $400,000,000 aggregate principal amount of 2.45% Senior Notes due June 15, 2020 and $500,000,000 aggregate principal amount of 3.55% Senior Notes due June 15, 2025 (collectively, the “Notes”). The Notes are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, Registration No. 333-204556 (the “Registration Statement”). The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

1.1

Underwriting Agreement, dated June 4, 2015, among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to $300,000,000 aggregate principal amount of the Company’s 1.65% Senior Notes due June 15, 2018, $400,000,000 aggregate principal amount of the Company’s 2.45% Senior Notes due June 15, 2020 and $500,000,000 aggregate principal amount of the Company’s 3.55% Senior Notes due June 15, 2025.

4.1

Securities Resolution No. 6 of the Company, dated as of June 4, 2015, under the Indenture for Debt Securities, dated as of March 15, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee.

5.1	Opinion of Joshua M. Erickson, Counsel.

23.1	Consent of Joshua M. Erickson, Counsel (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

Date: June 10, 2015	/s/ Stephen P. Dickson
Stephen P. Dickson — Vice President and Controller